EXHIBIT 10.1
COMPENSATION  AGREEMENT

This Compensation Agreement is dated as of September 3, 2008 by and between Pegasi Energy Resources Corporation, a Nevada corporation (the “Company”) and Marc Ross, a member of the law firm of Sichenzia Ross Friedman Ference LLP (“Ross”).

WHEREAS, the Company has requested that Ross provide the Company with legal services relating to the preparation of documents in connection with a private placement of the Company’s debt securities, and Ross has agreed to provide the Company with such legal services; and

WHEREAS, the Company wishes to compensate Ross with shares of its common stock for such services rendered;

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           The Company will issue to Ross, upon filing of the Form S-8 referred to below, subject to the limitations set forth in Section 3 herein, an aggregate of 35,000 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) in payment for legal services to be performed.  Subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below, the shares of Common Stock to be issued shall represent consideration for services to be performed by Ross on behalf of the Company.

2.           The above compensation shall be registered using a Form S-8.  The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

3.           Notwithstanding anything contained herein to the contrary, in no event shall Ross be entitled to receive a number of shares of Common Stock of which the sum of the number of shares of Common Stock beneficially owned by Ross and his affiliates would result in beneficial ownership by Ross and its affiliates of more than 4.9% of the outstanding shares of Common Stock.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the parties as of the date first above written.

PEGASI ENERGY RESOURCES CORPORATION

By:	/s/ Richard Lindermanis
Senior Vice President

By:	/s/
Marc Ross